UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2006

Federal Services Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

900 Third Avenue, 33rd Floor
New York, New York		10022-4775
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 403-9765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Amendment to Stock Purchase Agreement

As previously disclosed, on April 19, 2006 Federal Services Acquisition Corporation (“FSAC”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Advanced Technology Systems, Inc. (“ATS”), the holders of all the outstanding shares of ATS and Claude Rumsey, as shareholders’ representative, pursuant to which FSAC will acquire all of the issued and outstanding shares of ATS, and, indirectly through ATS, all the issued and outstanding shares of ATS’ wholly-owned subsidiaries.

As of September 30, 2006, FSAC and the other parties to the Stock Purchase Agreement entered into a First Amendment to Stock Purchase Agreement primarily to extend, from September 30, 2006 to November 30, 2006, the date after which the ATS shareholders may terminate the Stock Purchase Agreement if the acquisition has not closed.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
10.1	First Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Services Acquisition Corporation
(Registrant)

Date: October 4, 2006	/s/ Peter M. Schulte
Peter M. Schulte
President